Exhibit 4.1

CERTIFICATE NUMBER NUMBER OF SHARES SECRETARY PRESIDENT This Certifies that Hertz Group Realty Trust, Inc. CUSIP SEE REVERSE SIDE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION fully paid and Incorporated Under the Laws of the State of Maryland non-assessable shares of common stock, no par valure per share, of Hertz Group Realty Trust,, Inc. (the "Corporation") transferable only on the books of the Corporation by the holdere hereof in person or by Attorney upon surrender of this Certificate properly endorsed Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the charter and bylaws of the Corporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. COUNTERSIGNED AND REGISTERED: COMPUTERSHARE TRUST COMPANY, N.A.. TRANSFER AGENT AND REGISTRAR AUTHORIZED SIGNATURE

A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 2-211(B) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT SET AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CHARTER OF THE CORPORATION, A COPY OF WHICH WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purposes, among others, of the the Corporation's maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter: (i)(1) no Person, other than an Excepted Holder, shall Beneficially Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own shares of Capital Stock in excess of the Common Stock Ownership Limit, and (3) no Excepted Holder shall Beneficially Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder, (ii) commencing on the last day of the first half of the second taxable year for which the Corporation elects to be taxable as a REIT, no Person shall Beneficially Own shares of Capital Stock to the extent that such Beneficial Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (iii) no Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation failing to qualify as a REIT, (iv) no Person shall Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Corporation intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such) and (v) during the period commencing on the One Hundred Stockholders Date, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock. If any of the restrictions on transfer or ownership as set forth in (i) through (v) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred a Trust for the benefit of a Charitable Beneficiary. In addition, the Corporation may redeem shares upon the terms and conditons specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurence of certain events, attempted Transfers in violation of the restrictions described in (i) through (v) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office. ____________________________________________________________________________________________________________________________ The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in common TEN ENT - as tenants by entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common UTMA - ___________Custodian __________ (Cust) (Minor) under Uniform Transfers to Minors Act _________________________ (State) PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE: ______________________________________________________________________________ ______________________________________________________________________________ ______________________________________________________________________________ shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________ attorney to transfer the said stock on the books of the within named company with full power of substitution in the premises. Dated: ____________________ X_____________________________________ THE SIGNATURE TO THIS ASSIGNMENT MUST EXACTLY CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE Signatures Guaranteed By: __________________________________________ THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17AD-15. X____________________________________ Additional abbreviations may also be used though not in above list. ____________________________________________________________________________________________________________________________ For Value Received, _________________________________________ hereby sell, assign, and transfer unto IMPORTANT NOTICE